Exhibit 99.1

ISILON SYSTEMS ANNOUNCES 2010 FIRST QUARTER FINANCIAL RESULTS

Posts Record Revenue, Gross Margin, Profit and Cash Flow

SEATTLE, WA — April 22, 2010 — Isilon® Systems (NASDAQ: ISLN) today announced its financial results for the quarter ended March 31, 2010. Revenue for the quarter was $39.3 million, up 5% sequentially compared to $37.5 million in the fourth quarter of 2009 and up 46% from $26.9 million in the first quarter of 2009.

    “I am pleased with the continued progress Isilon made in the first quarter,” said Sujal Patel, president and chief executive officer, Isilon Systems.  “We saw sales improvement in EMEA and Asia, succeeded in growing our channel business, and broadened our footprint within new and existing enterprise customers,” said Patel. “This strong business execution and increasing leverage provides us a strong position from which to continue to pursue our vision of meeting the long-term data management needs of enterprise IT buyers.”

Financial results for the first quarter of 2010 included the following:

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Gross margin for the first quarter of 2010 was 62.0%, compared with 57.6% in the fourth quarter of 2009 and 40.3% in the first quarter of 2009. Gross margin for the first quarter of 2009 was reduced by 14 percentage points due to an inventory write-down of $3.8 million.

•
Net income for the first quarter of 2010 was $1.1 million, or $0.02 per diluted share, compared with net income of $0.1 million, or $0.00 per diluted share in the fourth quarter of 2009.  Net loss in the first quarter of 2009 was $10.4 million, or $0.16 per diluted share. Non-GAAP net income for the first quarter of 2010 was $2.9 million, or $0.04 per diluted share, compared with non-GAAP net income of $1.6 million, or $0.02 per diluted share in the fourth quarter of 2009.  Non-GAAP net loss in the first quarter of 2009 was $8.9 million, or $0.14 per diluted share. GAAP and non-GAAP net loss for the first quarter of 2009 includes $3.8 million, or $0.06 per diluted share, related to an inventory write-down.

•	Cash flows generated from operations in the first quarter of 2010 were $9.9 million compared with $2.5 million in the fourth quarter of 2009 and a negative $0.6 million in the first quarter of 2009.

•
The Company adopted two recently issued accounting standards related to revenue arrangements with software elements and multiple-deliverable revenue: ASU 2009-13 and ASU 2009-14, on a prospective basis effective January 1, 2010. The adoption of these standards had a minor impact on our results, reducing revenue and net income by approximately $0.2 million with a corresponding increase to deferred revenue on the balance sheet.

Conference Call

Isilon management will host a conference call today at 5:30 a.m. PT (8:30 a.m. ET) to discuss Isilon’s first quarter financial results. The conference call will be webcast on the Investor Relations section of Isilon's website at www.isilon.com/company/, where it will be archived. In addition, the live conference call will be accessible by telephone at 800-295-4740 or 617-614-3925, passcode 19489724.

A replay of the call will be available by telephone approximately two hours after the call ends until 9:00 p.m. PT (12:00 midnight ET), April 29, 2010, at 888-286-8010 or 617-801-6888. The replay passcode is 22070688.

About Isilon Systems

Isilon Systems (NASDAQ: ISLN) is the proven leader in scale-out NAS. Our clustered storage and data management solutions drive unique business and economic value for customers by maximizing the performance of their mission-critical applications, workflows and processes.  Isilon enables enterprises and research organizations world-wide to manage large and rapidly growing amounts of file-based data in a highly-scalable, easy-to-manage, and cost-effective way. Information about Isilon can be found at http://www.isilon.com.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared in accordance with GAAP, this press release includes non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP income (loss) per share. Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods. The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.

Non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP income (loss) per share exclude charges related to stock-based compensation expenses.  Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results. Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business.

These non-GAAP measures are not calculated in accordance with GAAP and should be considered supplemental to, and not a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon's results of operations in conjunction with the corresponding GAAP measures. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP measures. We expect to continue to incur expenses similar to the non-GAAP adjustments described above and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

A table following the financial statements provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business performance and our ability to broaden our markets and offer products that align with the needs of enterprise storage buyers. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Forward-looking statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize, or the assumptions prove incorrect, our actual results may differ materially from those expressed or implied by our forward-looking statements. There can be no assurances that forward-looking statements will be achieved.  Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: risks associated with anticipated growth in file-based content; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to build and expand our direct sales operations and reseller distribution channels; our ability to build sales backlogs and improve sales linearity; general economic and industry conditions, including expenditure trends for storage-related products; new product introductions and our ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; our reliance on a limited number of suppliers and our ability to forecast demand for our products and potential shortages or price fluctuations in our supply chain; risks associated with international operations; and macro-economic conditions. These and other important risk factors and assumptions are detailed in documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for 2009, filed on February 5, 2010, and other periodic reports filed with the Securities and Exchange Commission, and could cause actual results to vary from expectations. The Company makes no commitment to revise or update any forward-looking statements in order to reflect subsequent events or circumstances.

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Contacts:

Press:
Chris Blessington, Senior Director of Marketing and Communications, Isilon Systems,
+1-206-315-7500, chris.blessington@isilon.com

Investors:
+1-206-315-7500, investor-relations@isilon.com

Isilon Systems, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31, 2010	March 31, 2009

Revenue:
Product	$29,877	$19,869
Services	9,377	7,016

Total revenue	39,254	26,885

Cost of revenue:
Product	11,469	11,183
Services (1)	3,463	4,874

Total cost of revenue	14,932	16,057

Gross profit	24,322	10,828

Operating expenses:
Research and development (1)	5,750	6,409
Sales and marketing (1)	12,719	11,142
General and administrative (1)	4,234	3,893

Total operating expenses	22,703	21,444

Income (loss) from operations	1,619	(10,616)

Other income (expense), net	(288)	299

Income (loss) before income tax expense	1,331	(10,317)

Income tax expense	(216)	(96)

Net income (loss)	$1,115	$(10,413)

Net income (loss) per share, basic	$0.02	$(0.16)

Net income (loss) per share, diluted	$0.02	$(0.16)

Shares used in computing basic net income (loss) per share	65,056	63,911

Shares used in computing diluted net income (loss) per share	69,096	63,911

(1) Includes stock-based compensation as follows:
Cost of revenue	$74	$48
Research and development	453	371
Sales and marketing	586	577
General and administrative	701	566

Isilon Systems, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands)

	As of
	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$19,599	$23,135
Marketable securities	69,370	56,019
Trade receivables, net of allowances of $333 and $314, respectively	14,251	20,824
Inventories	6,239	5,636
Other current assets	5,691	5,819
Total current assets	115,150	111,433

Property and equipment, net	6,323	6,660
Total assets	$121,473	$118,093

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,806	$7,313
Accrued liabilities	5,343	5,155
Accrued compensation and related benefits	6,204	6,828
Deferred revenue	25,521	24,421
Total current liabilities	40,874	43,717

Deferred revenue, net of current portion	15,847	13,380
Deferred rent, net of current portion	2,594	2,717
Total liabilities	59,315	59,814

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	208,029	205,192
Accumulated other comprehensive loss	(446)	(373)
Accumulated deficit	(145,426)	(146,541)
Total stockholders' equity	62,158	58,279
Total liabilities and stockholders' equity	$121,473	$118,093

Isilon Systems, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended
	March 31, 2010	March 31, 2009
Cash flows from operating activities
Net income (loss)	$1,115	$(10,413)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,161	1,647
Amortization and accretion of discount and premium on marketable securities	248	58
Stock-based compensation expense	1,814	1,562
Changes in operating assets and liabilities:
Accounts receivable, net	6,573	922
Inventories, net	(603)	5,379
Other current assets	52	(196)
Accounts payable	(3,550)	(173)
Accrued liabilities, compensation and deferred rent	(480)	(965)
Deferred revenue	3,566	1,617

Net cash provided by (used in) operating activities	9,896	(562)

Cash flows from investing activities
Purchases of property and equipment	(821)	(1,024)
Purchases of marketable securities	(21,927)	(4,501)
Proceeds from sales and maturities of marketable securities	8,304	12,800

Net cash provided by (used in) investing activities	(14,444)	7,275

Cash flows from financing activities

Proceeds from the exercise of stock options	463	27
Proceeds from employee stock purchase plan	573	341

Net cash provided by financing activities	1,036	368

Effect of exchange rate changes on cash	(24)	(50)
Net increase (decrease) in cash and cash equivalents	(3,536)	7,031

Cash and cash equivalents at beginning of period	23,135	34,342
Cash and cash equivalents at end of period	$19,599	$41,373

Isilon Systems, Inc.
Reconciliation of GAAP to non-GAAP results
(in thousands, except percentages and per share data)

	Gross margin %	Operating Expenses	Income (loss) from operations	Net income (loss)	Net income (loss) per common share, diluted
Three Months Ended
March 31, 2010
GAAP	62.0%	$22,703	1,619	$1,115	$0.02
Adjustments:
Stock-based compensation	0.2%	(1,740)	1,814	1,814	$0.02
Non-GAAP	62.2%	$20,963	$3,433	$2,929	$0.04

December 31, 2009
GAAP	57.6%	$21,667	$(53)	$140	$0.00
Adjustments:
Stock-based compensation	0.1	(1,404)	1,454	1,454	0.02
Non-GAAP	57.7%	$20,263	$1,401	$1,594	$0.02

March 31, 2009
GAAP	40.3%	$21,444	$(10,616)	$(10,413)	$(0.16)
Adjustments:
Stock-based compensation	0.2%	(1,514)	1,562	1,562	0.02
Non-GAAP	40.5%	$19,930	$(9,054)	$(8,851)	$(0.14)